EXHIBIT 99.1



                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                                CORECOMM LIMITED,
                         CORECOMM ACQUISITION SUB, INC.

                                       AND

                                 MEGSINET, INC.


                          DATED AS OF FEBRUARY 17, 1999











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                                TABLE OF CONTENTS

                                                                         PAGE

                                    ARTICLE I

THE MERGER
SECTION 1.1  The Merger..................................................  2
SECTION 1.2  Closing.....................................................  2
SECTION 1.3  Effective Time..............................................  2
SECTION 1.4  Effects of the Merger.......................................  2
SECTION 1.5  Certificate of Incorporation and By-laws....................  3
SECTION 1.6  Directors and Officers......................................  3

                                   ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS;
EXCHANGE OF CERTIFICATES
SECTION 2.1  Effect on Capital Stock.....................................  3
SECTION 2.2  Exchange of Certificates....................................  5
SECTION 2.3  Certain Adjustments.........................................  9
SECTION 2.4  Shares of Dissenting Stockholders........................... 10

                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES
SECTION 3.1  Representations and Warranties of Megsinet.................. 11
SECTION 3.2  Representations and Warranties of CoreComm.................. 30

                                   ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS
SECTION 4.1  Conduct of Business......................................... 38
SECTION 4.2  No Solicitation by Megsinet................................. 42
SECTION 4.3  Cooperation................................................. 43

                                    ARTICLE V

ADDITIONAL AGREEMENTS
SECTION 5.1  Megsinet Stockholders Meeting............................... 44
SECTION 5.2  Access to Information; Confidentiality...................... 45




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                                                                         PAGE


SECTION 5.3  Best Efforts................................................ 46
SECTION 5.4  Stock Options............................................... 47
SECTION 5.5  Megsinet Stock Plan and Certain Employee Matters............ 49
SECTION 5.6  Fees and Expenses........................................... 50
SECTION 5.7  Public Announcements........................................ 50
SECTION 5.8  NASDAQ Quotation............................................ 50
SECTION 5.9  Conveyance Taxes............................................ 50
SECTION 5.10  Proxy/Prospectus; Registration Statement................... 51
SECTION 5.11  Ascend Warrant............................................. 52
SECTION 5.12  Pequot Warrant............................................. 52
SECTION 5.13  Allocation Schedule........................................ 52
SECTION 5.14  Cisco Loan................................................. 52
SECTION 5.15  Cisco and Ascend Credit Facilities......................... 53
SECTION 5.16  Pequot Agreement........................................... 53
SECTION 5.17  Stockholders Agreement..................................... 53
SECTION 5.18  NASDAQ Listing............................................. 53
SECTION 5.19  GMV Network LLC............................................ 54
SECTION 5.20  Interested Contracts....................................... 54
SECTION 5.21  Personal Loans............................................. 54
SECTION 5.22  Michael S. Nelson.......................................... 54
SECTION 5.23  Ameritech Interconnection.................................. 55
SECTION 5.24  Alternative Financing...................................... 55

                                   ARTICLE VI

CONDITIONS PRECEDENT
SECTION 6.1  Conditions to Each Party's Obligation to Effect the Merger.. 55
SECTION 6.2  Conditions to Obligations of CoreComm and Sub............... 56
SECTION 6.3  Conditions to Obligations of Megsinet....................... 58
SECTION 6.4  Frustration of Closing Conditions........................... 59

                                   ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER
SECTION 7.1  Termination................................................. 59
SECTION 7.2  Effect of Termination....................................... 60
SECTION 7.3  Amendment................................................... 61
SECTION 7.4  Extension; Waiver........................................... 61


                                       iii

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SECTION 7.5  Procedure for Termination, Amendment, Extension or Waiver... 61

                                            ARTICLE VIII

GENERAL PROVISIONS
SECTION 8.1  Survival and Indemnification................................ 62
SECTION 8.2  Notices..................................................... 65
SECTION 8.3  Definitions................................................. 66
SECTION 8.4  Interpretation.............................................. 67
SECTION 8.5  Counterparts................................................ 68
SECTION 8.6  Entire Agreement; No Third-Party Beneficiaries.............. 68
SECTION 8.7  Governing Law............................................... 68
SECTION 8.8  Assignment.................................................. 68
SECTION 8.9  Consent to Jurisdiction..................................... 68
SECTION 8.10 Headings.................................................... 69
SECTION 8.11 Severability................................................ 69



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     AGREEMENT AND PLAN OF MERGER dated as of FEBRUARY 17, 1999,  among CORECOMM
LIMITED, a Bermuda corpora tion ("CoreComm"),  CORECOMM  ACQUISITION SUB, INC. a
Delaware   corporation("Sub"),   and  MEGSINET  INC.,  an  Illinois  corporation
("Megsinet").

     WHEREAS, the respective Boards of Directors of CoreComm, Sub and Megsinet have each approved the merger of Megsinet with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, without par value, of Megsinet ("Megsinet Common Stock"), other than shares owned by CoreComm or Megsinet, will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(b)) and the shares of Series 1998A Convertible Preferred Stock, par value $.01 per share ("Series 1998A Preferred") and Series A Convertible Preferred Stock, par value $.01 per share intended to be issued to Pequot (as defined) ("Pequot Preferred") will be converted as set forth in
Section 2.1(d);

     WHEREAS, the respective Boards of Directors of CoreComm, Sub and Megsinet have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders;

     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code, as amended (the "Code"); and

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements con tained in this Agreement, the parties agree as follows:


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                                    ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Illinois Business Corporation Act (the "IBCA") and the Delaware General Corporation Law (the "DGCL"), Megsinet shall be merged with and into Sub at the Effective Time (as defined in Section 1.3). Following the Effective Time, Sub shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Megsinet in accordance with the IBCA and the DGCL.

     SECTION 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at such location in New York, New York as is agreed to by the parties hereto.

     SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the IBCA and the DGCL and shall make all other filings or recordings required under the IBCA and the DGCL. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Sub and Megsinet shall agree and specify in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 5/11.50 of the IBCA and Section 259 of the DGCL.


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     SECTION 1.5  Certificate  of  Incorporation  and  By-laws of the  Surviving
Corporation. The certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.6 Directors and Officers. The directors of Sub and the officers of Megsinet at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.


                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

     SECTION 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Megsinet Common Stock, Series 1998A Preferred or Pequot Preferred (collectively, "Megsinet Capital Stock"):

     (a) Cancellation of Treasury Stock. Each share of Megsinet Capital Stock that is owned by Megsinet shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) Conversion of Megsinet Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Megsinet Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)) shall be converted into the right to receive either $2.50 in cash


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(the "Cash  Consideration") or 0.21 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, and the associated Series A Junior Participating Preferred Stock Purchase Rights
("CoreComm Common Stock"), of CoreComm, (the "Stock Consideration"). The allocation of either the Cash Consideration or the Stock Consideration to each share of Megsinet Common Stock shall be set forth on a schedule to be delivered to the Exchange Agent at the Effective Time (the "Allocation Schedule"). The consideration to be issued to holders of Megsinet Capital Stock in the aggregate is referred to herein as the "Merger Consideration." As of the Effective Time, all such shares of Megsinet Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Megsinet Common Stock shall cease to have any rights with respect thereto, except the right to receive Cash Consideration and/or Stock Consideration and any cash in lieu of fractional shares of CoreComm Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

     (c) Conversion of Common Stock of Sub. Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     (d) Conversion of Megsinet Convertible Securities. Each issued and outstanding share of Series 1998A Preferred and Pequot Preferred shall be converted into the right to receive that amount of Cash Consideration and/or Stock Consideration which would be allocable to the number of shares of Megsinet Common Stock into which each such share of 1998A Preferred or Pequot Preferred would be convertible if such Series 1998A Preferred and Pequot Preferred had been converted into Megsinet Common Stock immediately prior to the Effective Time. The allocation to the holders of Megsinet Convertible Securities of Cash Consideration and/or Stock Consideration shall be included on the Allocation Schedule. The Series 1998A Preferred and Pequot Preferred are referred to collectively as the "Megsinet Convertible Securities."


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     SECTION  2.2  Exchange  of  Certificates.  (a)  Exchange  Agent.  As of the
Effective Time, CoreComm shall deposit with the Exchange Agent (who will mutually be acceptable to CoreComm and Megsinet), for the benefit of the holders of shares of Megsinet Capital Stock, for exchange in accordance with this
Article II, through the Exchange Agent, the Cash Payment and certificates representing the Stock Payment together with any dividends or distributions with respect thereto with a record date after the Effective Time, and any additional cash (pursuant to Section 2.2(e)), such cash and stock collectively being hereinafter referred to as the "Exchange Fund" The Cash Payment shall equal $2.50 multiplied by the product of (i) 0.50 and (ii)the Megsinet Selling Shares. The Stock Payment shall equal the number of shares of CoreComm Common Stock represented by 0.21 multiplied by the product of (i) 0.50 and (ii)the Megsinet Selling Shares. The "Megsinet Selling Shares" shall equal the number of shares of Megsinet Common Stock issued and outstanding immediately prior to the Effective Time plus the number of Shares of Megsinet Common Stock into which the Series 1998A Preferred and the Pequot Preferred would be convertible if converted immediately prior to the Effective Time.

     (b) Exchange Procedures. As soon as reason ably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Megsinet Capital Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consider ation pursuant to Section 2.1, (i) a letter of transmit tal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Megsinet and CoreComm may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consider ation. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive


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in  exchange  therefor  the  Merger  Consideration  in the  form  of  cash  or a certificate representing that number of whole shares of CoreComm Common Stock which such holder has the right to receive pursuant to the provisions of this
Article II and as set forth on the Allocation Schedule, certain dividends or other distributions in accordance with Section 2.2(c) and cash in lieu of any fractional share of CoreComm Common Stock in accordance with Section 2.2(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a surrender of a Certificate representing shares of Megsinet Capital Stock which are not registered in the transfer records of Megsinet under the name of the person surrendering such Certificate, a certificate representing the proper number of shares of CoreComm Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of CoreComm Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of CoreComm that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II and as set forth on the Allocation Schedule, certain dividends or other distributions in accordance with Section 2.2(c) and cash in lieu of any fractional share of CoreComm Common Stock in accordance with
Section 2.2(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II. Notwithstanding the foregoing, the Exchange Agent will not mail any cash or shares of CoreComm Common Stock prior to receipt of the Allocation Schedule.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to CoreComm Common Stock with a record date after the Effective Time shall be paid to the holder of any


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unsurrendered  Certificate  with respect to the shares of CoreComm  Common Stock represented thereby, and, in the case of Certificates representing the right to receive a cash payment in lieu of fractional shares of CoreComm Common Stock, no such cash payment shall be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of CoreComm Common Stock shall be paid by CoreComm to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate represent ing whole shares of CoreComm Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CoreComm Common Stock and, in the case of Certificates representing Megsinet Common Stock, the amount of any cash payable in lieu of a fractional share of CoreComm Common Stock to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and with a payment date subsequent to such surrender payable with respect to such whole shares of CoreComm Common Stock.

     (d) No Further Ownership Rights in Megsinet Capital Stock. All shares of CoreComm Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II and any cash paid pursuant to this
Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Megsinet Capital Stock, theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Megsinet on such shares of Megsinet Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Megsinet Capital Stock which


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were  outstanding  immediately  prior  to the  Effective  Time.  If,  after  the
Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law.

     (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of CoreComm Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of CoreComm shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of CoreComm.

          (ii) As soon as practicable after receipt of the Allocation Schedule, the Exchange Agent shall determine, for each former holder of Megsinet Capital Stock entitled to receive shares of CoreComm Common Stock pursuant to Article II, an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Megsinet Capital Stock held at the Effective Time by such holder and the Allocation Schedule) would otherwise be entitled by (B) the average of the closing prices of the CoreComm Common Stock as reported on NASDAQ during the ten trading days preceding the fifth trading day prior to the Closing Date.

          (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Megsinet Capital Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Megsinet Capital Stock subject to and in accordance with the terms of Section 2.2(c).

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to CoreComm, upon


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demand,  and any holders of the Certificates  who have not theretofore  complied with this Article II shall thereafter look only to CoreComm for payment of their claim for Merger Consideration, any dividends or distributions with respect to CoreComm Common Stock and any cash in lieu of fractional shares of CoreComm Common Stock.

     (g) No Liability. None of CoreComm, Sub, Megsinet, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of CoreComm Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of CoreComm Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by CoreComm, on a daily basis. Any interest and other income resulting from such investments shall be paid to CoreComm.

     (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of CoreComm Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

     SECTION 2.3 Certain Adjustments. If between the date hereof and the Effective Time, the outstanding shares of Megsinet Common Stock or of CoreComm Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any


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dividend  payable in stock or other  securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Megsinet Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

     SECTION 2.4 Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any shares of Megsinet Common Stock that are issued and outstanding as of the Effective Time and that are held by a stockholder who has exercised his right (to the extent such right is available by law) to demand and to receive the fair value of such shares (the "Dissenting Shares") under the IBCA shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent from the Merger under the IBCA and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the IBCA. If any such holder shall have so failed to perfect or have effectively withdrawn or lost such right, each share of such holder's Megsinet Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, without any interest thereon, the right to receive the Merger Consideration, and, in such regard, shall be treated as shares of Megsinet Common Stock for which Stock Consideration and Cash Consideration are allocated on an equal basis without affecting the allocation provided for on the Allocation Schedule. Megsinet shall give CoreComm (i) prompt notice of any notice or demands for appraisal or payment for shares of Megsinet Common Stock received by Megsinet and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. Megsinet shall not, without the prior written consent of CoreComm, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of Megsinet. Except as disclosed in the Disclosure Schedule delivered by Megsinet to CoreComm prior to the execution of this Agreement (the "Megsinet Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Megsinet and, to the best of each of their knowledge the Significant Stockholders, represents and warrants to CoreComm as follows:

     (a) Organization, Standing and Corporate Power. (i) Each of Megsinet and its subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on Megsinet. Each of Megsinet and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Megsinet.

          (ii) Megsinet has delivered to CoreComm prior to the execution of this Agreement complete and correct copies of its articles of incorporation and by-laws, as amended to date.

          (iii) In all material respects, the minute books of Megsinet contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of Megsinet since January 1, 1995.

     (b) Subsidiaries. Section 3.1(b) of the Megsinet Disclosure Schedule lists all of the subsidiaries of Megsinet. All the outstanding shares of capital stock of, or other equity interests in, each such subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Megsinet, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

     (c) Capital Structure. The authorized capital stock of Megsinet consists of 30,000,000 shares of Megsinet Common Stock and 3,000,000 shares of Megsinet preferred stock. Section 3.1(c) of the Megsinet Disclosure Schedule sets forth the capital structure of Megsinet and a complete and correct list, as of February 2, 1999, of the number of shares of Megsinet capital stock issued and outstanding, reserved for issuance, or subject to employee stock options or other rights to purchase or receive Megsinet Common Stock granted to employees, consultants or directors under the Megsinet Stock Plan and the non-qualified plan or otherwise (collectively, "Megsinet Stock Options"), the dates of grant and exercise prices thereof. All outstanding shares of capital stock of Megsinet are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.1(c) or Section 3.1(c) of the Megsinet Disclosure Schedule and except for changes since February 2, 1999 resulting from the issuance of shares of Megsinet Common Stock pursuant to the Megsinet Stock Options or conversion of the Megsinet Convertible Securities, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Megsinet, (B) any securities of Megsinet or any Megsinet subsidiary convertible into or exchangeable or exercis-able for shares of capital stock or voting securities of Megsinet, (C) any warrants, calls, options or other rights to acquire from Megsinet or any Megsinet subsidiary, and any obligation of Megsinet or any Megsinet subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Megsinet, and (y) there are no outstanding obligations of Megsinet or any subsidiary of Megsinet to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (A) securities of Megsinet or any Megsinet subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Megsinet subsidiary, (B) warrants, calls, options or other rights to acquire from Megsinet or any Megsinet subsidiary, and any obligation of Megsinet or any Megsinet subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Megsinet subsidiary or (C) obligations of Megsinet or any Megsinet subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Megsinet subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Megsinet nor any Megsinet subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of the Megsinet Stock Options and the Megsinet Convertible Securities, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences. Other than the Megsinet subsidiaries, Megsinet does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to Megsinet and its subsidiaries as a whole.

     (d) Authority; Noncontravention. Megsinet has all requisite corporate power and authority to enter into this Agreement and, subject, in the case of the Merger, to the Megsinet Stockholder Approval (as defined in Section 3.1(k)) to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Megsinet and the consummation by Megsinet of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Megsinet, subject, in the case of the Merger, to the Megsinet Stockholder Approval. This Agreement has been duly executed and delivered by Megsinet and, assuming the due authorization, execution and delivery by CoreComm and Sub, constitutes the legal, valid and binding obligation of Megsinet, enforceable against Megsinet in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Megsinet or any of its subsidiaries under, (i) the articles of organization or by-laws of Megsinet or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Megsinet or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Megsinet or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Megsinet or (y) reasonably be expected to impair the ability of Megsinet to perform its obligations under this Agreement. Except as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the rules and regulations thereunder, or any successor law, rules or regulations

(the "HSR Act") (as to which Megsinet makes no representations or warranties), no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to Megsinet or any of its subsidiaries in connection with the execution and delivery of this Agreement by Megsinet or the consummation by Megsinet of the transactions contemplated by this Agreement, except for the filing of a Registration Statement on Form S-4 with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), the filing of the Articles of Merger with the Secretary of State of Illinois and the Secretary of State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws.

     (e) Financial Statements; Undisclosed Liabilities. The audited and unaudited financial statements of Megsinet provided on Schedule 3.1(e) of the Megsinet Disclosure Schedule comply as to form, as of their respective dates, in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Megsinet and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes). Except (i) as reflected in such financial statements or in the notes thereto; (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby; (iii) for liabilities incurred in the ordinary course from Cisco or Ascend neither Megsinet nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Megsinet.

     (f) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and except as permitted by Section 4.1(a), since September 30, 1998, Megsinet and its subsidiaries have conducted their business only in the ordinary course and, since January 1, 1998, there has not been (i) any material adverse change (as defined in Section 8.3) in Megsinet, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Megsinet's capital stock, (iii) any split, combination or reclassification of any of Megsinet's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Megsinet's capital stock, except for issuances of Megsinet Common Stock upon conversion of Megsinet Convertible Securities, upon the exercise of Megsinet Stock Options (awarded prior to the date hereof) in accordance with their present terms, (iv)(A) any granting by Megsinet or any of its subsidiaries to any current or former director, executive officer or other key employee of Megsinet or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions, normal increases of base pay in the ordinary course of business or as was required under any employment agreements in effect as of January 1, 1998, (B) any granting by Megsinet or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, or (C) any entry by Megsinet or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as or required by a change in GAAP, any change in accounting methods, principles or practices by Megsinet materially affecting its assets, liabilities or business, (vi) any tax election that individually or in the aggregate would have a material adverse effect on Megsinet or any of its tax attributes or any settlement or compromise of any material income tax liability, or (vii) any action taken by Megsinet or any of its subsidiaries during the period from September 30, 1998 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of Section 4.1(a).

     (g) Compliance with Applicable Laws; Litigation. (i) Megsinet and its subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Megsinet and its subsidiaries (the "Megsinet Permits"), except where the failure to have any such Megsinet Permits individually or in the aggregate would not have a material adverse effect on Megsinet. Megsinet and its subsidiaries are in compliance with the terms of the Megsinet Permits and all applicable statutes, laws, ordinances, rules and regulations (including, without limitation, laws relating to environmental or occupational health and safety conditions or standards), except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Megsinet. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Megsinet or any of its subsidiaries or any of their respective properties is pending or, to the knowledge (as defined in Section 8.3) of Megsinet, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not
(A) have a material adverse effect on Megsinet or (B) reasonably be expected to impair the ability of Megsinet to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (ii) Neither Megsinet nor any subsidiary of Megsinet is subject to any outstanding order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have a material adverse effect on Megsinet.

     (h) Absence of Changes in Benefit Plans. Megsinet has delivered to CoreComm true and complete copies of (i) all severance and employment agreements of

Megsinet with directors, executive officers or employees, (ii) all severance or termination pay programs and policies of each of Megsinet and each Megsinet subsidiary, (iii) all plans or arrangements of Megsinet and each Megsinet subsidiary relating to its employees which contain change in control or similar provisions and (iv) all Megsinet Benefit Plans (as defined below). Since January 1, 1998 there has not been any adoption or amendment in any material respect by Megsinet or any of its subsidiaries of any collective bargaining agreement, employment agreement, consulting agreement, severance agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock bonus, stock option, phantom stock, equity compensation, retirement, vacation, severance, life insurance, disability, death benefit, hospitalization, medical, surgical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Megsinet or any of its wholly owned subsidiaries including, without limitation, each "employee benefit plan" within the meaning of Section 3(s) of ERISA (as defined below) sponsored, reinstalled, contributed to by or required to be contributed by for the benefit of the employees or former employees of Megsinet or a Megsinet subsidiary by Megsinet or by any trade or business, whether or not incorporated (an "ERISA Affiliate") that together with Megsinet would be deemed a Single Employer within the meaning of Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Megsinet Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Megsinet pension plans, or any material change in the manner in which contributions to any Megsinet pension plans are made or the basis an which such contributions are determined and there is no commitment, plan or promise to make any such material change, other than as contemplated by this Agreement.

     (i) ERISA Compliance. (i) Except where such would not, individually or in the aggregate, have a material adverse effect on Megsinet, with respect to the Megsinet Benefit Plans, no event has occurred and, to the knowledge of Megsinet, there exists no condition or set of circumstances, in connection with which Megsinet or any of its subsidiaries could be subject to any liability under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

          (ii) Except where such would not, individually or in the aggregate, have a material adverse effect on Megsinet, each Megsinet Benefit Plan has been administered in accordance with its terms. Megsinet, its subsidiaries and all the Megsinet Benefit Plans have been operated, and are, in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on Megsinet. Each Megsinet Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Megsinet Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Megsinet, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Megsinet Benefit Plan or the exempt status of any such trust.

          (iii) No Megsinet Benefit Plan or any "pension" plan fund or program (within the meaning of Section 3(2) of ERISA) of an ERISA Affiliate is or has ever been subject to Title IV of ERISA.

          (iv) No Megsinet Benefit Plan provides medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) other than individual arrangements the amounts of which are not material.

          (v) As of the date of this Agreement, neither Megsinet nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Megsinet or any of its subsidiaries and no collective bargaining agreement is being negotiated by Megsinet or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Megsinet or any of its subsidiaries pending or, to the knowledge of Megsinet, threatened which may interfere with the respective business activities of Megsinet or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on Megsinet. As of the date of this Agreement, to the knowledge of Megsinet, none of Megsinet, any of its subsidiaries or any of their respective representatives or employees has committed any material unfair labor practice in connection with the operation of the respective businesses of Megsinet or any of its subsidiaries, and there is no material charge or complaint against Megsinet or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or, to the knowledge of Megsinet, threatened in writing.

          (vi) No employee of Megsinet will be entitled to any material payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Megsinet Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment)

          (vii) Neither Megsinet, nor any subsidiary, any Megsinet Benefit Plan, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which Megsinet or any subsidiary, any Megsinet Benefit Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any

     Megsinet Benefit Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

          (viii) No amounts payable under the Megsinet Benefit Plans will fail to be deductible for federal income tax purposes by virtue of Section 162(a)(1) or 162(m) of the Code.

          (ix) There has been no material failure of a Megsinet Benefit Plan that is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in Section 4980B(g) of the Code). Neither Megsinet nor any subsidiary has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code) and no ERISA Affiliate of Megsinet or any subsidiary has incurred a tax under Section 5000(e) of the Code which is or could become a liability of Megsinet or a subsidiary. There are no pending, or to the knowledge of Megsinet, threatened or anticipated claims by or on behalf of any Megsinet Benefit Plan, by any employee or beneficiary covered under any such Megsinet Benefit Plan, or otherwise involving any such Megsinet Benefit Plan (other than routine claims for benefits).

     (j) Taxes. (1) Megsinet and its subsidiaries have filed all material Tax Returns (as defined herein) required to be filed by them and all such Tax Returns are complete and correct in all material respects, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired. Megsinet and its subsidiaries have paid or have made provision for the payment of all Taxes (as defined herein) shown as due on such Tax Returns. Neither Megsinet nor its subsidiaries has made, or is subject to, an election under Section 341 of the Code.

          (2) No deficiencies for any Taxes have been proposed, asserted or assessed against Megsinet or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Megsinet. No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes of Megsinet or any of its subsidiaries.

          (3) No claim has ever been made by an authority in a jurisdiction where Megsinet has not filed Tax Returns that it or any of its subsidiaries is or may be subject to taxation by that jurisdiction.

          (4) Neither Megsinet nor any of its subsidiaries has any obligation to make a payment that will not be deductible under Section 280G of the Code or Megsinet will satisfy all the requirements of Section 280G(b)(5)(B) of the Code and Prop. Treas. Reg. Section 1.280G-1(Q&A-7) such that Section 280G will not apply to any payments to be made by Megsinet or any of its subsidiaries.

          (5) Neither Megsinet nor any of its subsidiaries have (A) been a member of an affiliated group as defined under Section 1504 of the Code (other than an affiliated group of which the common parent was Megsinet) and (B) any liability for Taxes of any person (other than Megsinet or any of its subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (6) As used in this Agreement, "Taxes" shall include all (x) federal, state, local or foreign income, property, occupation, sales, use, service occupation, service use, leasing, leasing use, excise, withholding, transfer, recording and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, and
     (y) "Tax Return" shall mean any report, return, document, declaration, information, return or filing (including any related or supporting information) with respect to Taxes.

          (7) (A) The aggregate fair market value of the Merger Consideration (including any cash paid for fractional shares) will be approximately equal to the fair market value of Megsinet stock surrendered therefor. The Merger Consideration will be the sole consideration received for each such shareholder's Megsinet Capital Stock, and the Megsinet Capital Stock surrendered in exchange therefor will be the sole consideration delivered by such shareholder for the Merger Consideration and the terms of such exchange were arrived at through arm's length negotiations.

          (B) There is no intercorporate indebtedness existing between CoreComm (or any of its subsidiaries, including Sub) and Megsinet that was issued, acquired, or will be settled at a discount.

          (C) Megsinet is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (D) At the Effective Time, Sub will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Megsinet immediately prior to the Merger (for purposes of this representation, amounts used by Megsinet to pay its reorganization expenses, cash paid in lieu of fractional shares, and cash used to pay dissenters and to make all redemptions and distributions by Megsinet immediately preceding the transfer will be included as assets of Megsinet held immediately prior to the Merger) (the "Substantially All Test").

          (E) No assets of Megsinet have been or are proposed to be sold, transferred or otherwise disposed of that would prevent Megsinet from continuing the historic business of Megsinet or using a significant portion of Megsinet's historic business assets in a business.

          (F) The payment of cash in lieu of fractional shares of CoreComm Common Stock is solely for the purpose of avoiding the expense and inconvenience to CoreComm of issuing fractional shares of CoreComm Common Stock and does not represent separately bargained-for consideration. The total cash consideration to be paid in the Merger in lieu of fractional shares of CoreComm capital stock will not exceed one percent of the total consideration in the Merger.

          (G) (I) none of the compensation for services to Megsinet received (or to be received) by any shareholder of Megsinet will be separate consideration for, or allocable to, any of his Megsinet Capital Stock; (II) none of the CoreComm Common Stock received by any shareholder of Megsinet pursuant to the Merger will be separate consideration for, or allocable to, any employment, service or noncompetition agreement or arrangement; and
     (III) the compensation paid to any shareholder of Megsinet who also provides services to Megsinet will be commensurate with amounts that would be paid to a third party bargaining at arm's length for similar services.

          (H) Except as specifically set forth herein, Megsinet and the shareholders of Megsinet will each pay their respective expenses, if any, incurred in connection with the Merger and the transactions related hereto.

          (I) (I) On the date hereof, there is no plan or intention on the part of the Significant Stockholders, or to the knowledge of Megsinet or the Significant Stockholders, any other shareholders of Megsinet to sell, exchange, transfer by gift or otherwise dispose of any shares of CoreComm Common Stock to be received pursuant to the Merger or to enter into any transactions which would have the economic effect of a disposition of such Shares including, but not limited to, any transactions described in Section 1259 of the Code or any other put, forward sale, short-sale or equity swap types of arrangements, with respect to any such shares of CoreComm Common Stock to be received pursuant to the Merger, (II) neither Megsinet nor any person related to Megsinet within the meaning of Treas. Reg. Section 1.368-1(e)(3), nor any predecessor or successor of Megsinet within the meaning of Treas. Reg.
     Section 1.368-1(e)(5), has acquired or will acquire Megsinet Capital Stock in contemplation of, or as part of, the Merger, and (III) Megsinet has not made and will not make any distributions with respect to its stock in contemplation of, or with respect to the Merger.

          (J) The liabilities of Megsinet to be assumed by Sub and the liabilities to which the transferred assets of Megsinet are subject were incurred by Megsinet in the ordinary course of its business.

          (K) The fair market value of the assets of Megsinet transferred to Sub will equal or exceed the sum of the liabilities assumed by Sub, plus the amount of liabilities, if any, to which the transferred assets are subject.


          (L) Megsinet is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          (M) Megsinet has no plan or intention to issue additional shares of its stock (or securities, options or instruments giving the holder right to such stock) that would (or if exercised would) result in CoreComm losing control of Megsinet within the meaning of Section 368(c) of the Code. At the time of the Merger, Megsinet will not have outstanding any warrants, options convertible securities or any other type of right pursuant to which any person could acquire stock in Megsinet that, if exercised or converted, would affect CoreComm's acquisition or retention of control of Megsinet or its successor, as defined in Section 368(c) of the Code.

          (N) Apart from the Megsinet Capital Stock, the Ascend Warrant, the Pequot Warrant, and conversion rights held by CISCO Systems, Inc., and the options described in Section 5.5 hereof, Megsinet has no outstanding stock or debt that could be treated as equity for Federal income tax purposes.

          (O) Neither Megsinet nor any affiliate of Megsinet has any plan or intention of taking any action prior to, at or after the Effective Time that is contrary to any of representations of this Section 3.1(j)(7).

     (k) Voting Requirements. The affirmative vote at the Megsinet Stockholders Meeting (the "Megsinet Stockholder Approval") of the holders of two-thirds of all outstanding shares of Megsinet Common Stock and 60% of all outstanding shares of Series 1998A Preferred and 100% of the outstanding shares of Pequot Preferred to adopt this Agreement are the only votes of the holders of any class or series of Megsinet's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger. The affirmation vote of the holders of a majority of all outstanding shares of Megsinet Common Stock are the only votes of the holders of any class or series of Megsinet's capital stock necessary to approve an amendment to Megsinet's Articles of Incorporation necessary to reduce to a majority the number of shares of Megsinet Common Stock required to vote affirmatively to adopt this Agreement and the transactions contemplated hereby (the "Reduced Vote").

     (l) Intellectual Property. Megsinet and its subsidiaries own or have a valid license to use all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "Megsinet Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such Megsinet Intellectual Property (i) the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on Megsinet or (ii) which is "off the shelf" or "shrink-wrapped" software. Neither Megsinet nor any such subsidiary has received any notice of infringement of or conflict with, and, to Megsinet's knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or (ii) by others with respect to, any Megsinet Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on Megsinet.

     (m) Certain  Contracts.  Except for contracts and  agreements  set forth in
Section 3.1(m) of the Megsinet Disclosure Schedule, neither Megsinet nor any of its subsidiaries is a party to or bound by (i) any contract providing for the receipt or payment of more than $20,000 per 12 month period other than those covered by the fourth sentence hereof, (ii) any lease of real or personal property for more than $20,000 per 12 month period, (iii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Megsinet and its subsidiaries (including, for purposes of this Section 3.1(m), CoreComm and its subsidiaries, assuming the Merger has taken place), taken as a whole, is or would be conducted, or (iv) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "Megsinet Material Contracts"). Each Megsinet Material
Contract is valid and binding on Megsinet (or, to the extent an Megsinet subsidiary is a party, such subsidiary) and is in full force and effect, and Megsinet and each Megsinet subsidiary have in all material respects performed all obligations required to be performed by them to date under each Megsinet Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Megsinet. Neither Megsinet nor any Megsinet subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Megsinet, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Megsinet Material Contract except where such violation or default would not have a material adverse effect on Megsinet. In addition, Megsinet has provided to CoreComm a complete list as of December 31, 1998 of all charges related to Megsinet's circuits which includes all charges incurred under any interconnection and/or service agreements between Megsinet and any telecommunications company (the "Circuit Schedule"). Megsinet has also provided in Section 3.1(m) of the Megsinet Disclosure Schedule, a complete list of any provisions of any agreements reflected on the Circuit Schedule that provide for (i) materially different pricing terms than the majority of the agreements on the Circuit Schedule; (ii) "take or pay" commitments over $100,000 annually; (iii) payment of more than $75,000 per 12 month period or (iv) terms that could, individually or in the aggregate, have a material adverse effect on Megsinet.

     (n) Subscribers. As of the Effective Time, Megsinet will have at least 40,000 Subscribers. As used herein, the term "Subscriber" means a customer of Megsinet who (i) is currently connected to and receiving internet access services from the system and (ii) is being charged and is paying for such services.

     (o) Fixed Assets. Schedule 3.1(o) to the Megsinet Disclosure Schedule sets forth a summary by category of all fixed assets owned by Megsinet. Such assets are owned by Megsinet free and clear of any Liens, except for such Liens or defects which, individually or in the aggregate, would not have a material adverse effect on Megsinet.

     (p) Brokers; Legal Expenses. No broker, investment banker, financial advisor or other person, other than Mitchell Marks, the fees and expenses of which will be paid by Megsinet's stockholders and will not exceed $250,000, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Megsinet or any stockholder of Megsinet. In addition, the fees payable to the law firm of Gallop Johnson and Neuman L.C. related to the transactions comtemplated herein shall be paid by Megsinet's stockholders.

     (q) Registration Statement; Proxy/Prospectus. The information supplied by Megsinet for inclusion in the registration statement on Form S-4 pursuant to which shares of CoreComm Common Stock issued in the Merger will be registered with the SEC (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Megsinet for inclusion in the Proxy/Prospectus (the "Proxy/Prospectus") to be sent to the stockholders of Megsinet in connection with the solicitation of votes to approve and adopt this Agreement shall not, on the date the Proxy/Prospectus is first mailed to stockholders of Megsinet or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy/Prospectus not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of votes which has become false or misleading.

     (r) Escrow of Irrevocable Proxies. As of the date hereof, the certificates of shares of Megsinet Common Stock representing all of the shares of Megsinet Common Stock that are subject to irrevocable proxies entered into between certain Megsinet stockholders and CoreComm (the "Voting Proxies"), other than for shares owned by Michael Henry, have been delivered to Douglas J. Bates as escrow agent. A certification of such physical possession by Douglas J. Bates is attached hereto as Annex B.

     (s) Voting Proxies. The Voting Proxies obtained by CoreComm when combined with the shares intended to be issued to Pequot represent more than 50% of the shares of Megsinet Common Stock entitled to vote on the Merger.

                  (t)  Year 2000 Readiness Disclosure.  Other
than "off the shelf" or "shrink wrapped" products, all of
the computer software programs (including without limita-
tion software provided by Technology Applications Incorporated or Sun Microsystems), databases, and compilations, computer firmware; computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are to be used or relied on by Megsinet or any of its subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing, and/or receiving date-related data into and between the twentieth and twenty-first centuries as a result of the transition between such centuries.

     SECTION 3.2 Representations and Warranties of CoreComm. Except as disclosed in the CoreComm SEC Documents (as defined in Section 3.2(e)) or as set forth on the Disclosure Schedule delivered by CoreComm to Megsinet prior to the execution of this Agreement (the "CoreComm Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, CoreComm represents and warrants to Megsinet as follows:

     (a) Organization, Standing and Corporate Power. Each of CoreComm and its subsidiaries (including Sub) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on CoreComm. Each of CoreComm and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on CoreComm.

     (b) Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of CoreComm have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by CoreComm, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

     (c) Capital Structure. The authorized capital stock of CoreComm consists of 75,000,000 shares of CoreComm Common Stock, par value $.01 per share and 1,000,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share. At the close of business on February 3, 1999: (i) 13,199,586 shares of CoreComm Common Stock were issued and outstanding; (ii) zero shares of CoreComm Common Stock were held by CoreComm in its treasury; (iii) 1,603,878 shares of CoreComm Common Stock were subject to options issued under CoreComm employee option plans or agreements; and (iv) 2,735,125 shares of CoreComm Common Stock were subject to warrants issued under a CoreComm employee option plans or agreements. All outstanding shares of capital stock of CoreComm are, and all shares which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.2(c) and except for changes since resulting from the issuance of shares of CoreComm Common Stock pursuant to the CoreComm option plans, as of the date hereof, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of CoreComm, (B) any securities of CoreComm or any CoreComm subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of CoreComm, (C) any warrants, calls, options or other rights to acquire from CoreComm or any CoreComm subsidiary, and any obligation of CoreComm or any CoreComm subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of

CoreComm,  and (y) there  are no  outstanding  obligations  of  CoreComm  or any
CoreComm subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. As of the date hereof, there are no outstanding (A) securities of CoreComm or any CoreComm subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any CoreComm subsidiary, (B) warrants, calls, options or other rights to acquire from CoreComm or any CoreComm subsidiary, and any obligation of CoreComm or any CoreComm subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any CoreComm subsidiary or
(C) obligations of CoreComm or any CoreComm subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of CoreComm subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

     (d) Authority; Noncontravention. CoreComm and Sub each has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of CoreComm and Sub and the consummation by each of CoreComm and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of CoreComm and Sub. This Agreement has been duly executed and delivered by each of CoreComm and Sub and, assuming the due authorization, execution and delivery by Megsinet, constitutes the legal, valid and binding obligations of each of CoreComm and Sub, enforceable against each of CoreComm and Sub in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of

CoreComm or any of its subsidiaries (including Sub) under, (i) the memorandum of association or by-laws of CoreComm or the comparable organizational documents of any of its subsidiaries (including Sub), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to CoreComm or any of its subsidiaries (including Sub) or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CoreComm or any of its subsidiaries (including Sub) or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on CoreComm or (y) reasonably be expected to impair the ability of CoreComm to perform its obligations under this Agreement. To the best of CoreComm's knowledge, except as may be required pursuant to the HSR Act, and the rules and regulations thereunder, and the Bermuda Exchange Control Act of 1972, no consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CoreComm or any of its subsidiaries (including
Sub) in connection with the execution and delivery of this Agreement by each of CoreComm or Sub or the consummation by CoreComm and Sub of the transactions contemplated by this Agreement, except for (1) the filing of the Articles of Merger with the Secretary of State of Illinois and the Secretary of State of Delaware such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (2) the filing of a Registration Statement on Form S-4 with the SEC in accordance with the Securities Act; (3) such filings with and approvals of the NASDAQ to permit the shares of CoreComm Common Stock that are to be issued in the Merger to be authorized for quotation on the NASDAQ; and (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on CoreComm or (y) reasonably be expected to impair the ability of CoreComm to perform its obligations under this Agreement.

     (e) SEC Documents; Undisclosed Liabilities. CoreComm has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since August 31, 1998 (together with CoreComm's Form 10/A filed on August 31, 1998, the "CoreComm SEC Documents"). As of their respective dates, the CoreComm SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such CoreComm SEC Documents, and none of the CoreComm SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CoreComm included in the CoreComm SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of CoreComm and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither CoreComm nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on CoreComm.

     (f) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this

Agreement or the transactions  contemplated  hereby,  and except as permitted by
Section 4.1(b), since September 2, 1998, CoreComm and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any CoreComm SEC Document filed since such date and prior to the date hereof, and there has not been (i) any material adverse change in CoreComm, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of CoreComm's capital stock, (iii) any split, combination or reclassification of any of CoreComm's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of CoreComm's capital stock, except for issuances of CoreComm Common Stock upon exercise of CoreComm Stock Options, in each case, awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 4.1(b), (iv) except insofar as may have been disclosed in CoreComm SEC Documents filed and publicly available prior to the date of this Agreement or required by a change in GAAP, any change in accounting methods, principles or practices by CoreComm materially affecting its assets, liabilities or business, (v) except insofar as may have been disclosed in the CoreComm Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on CoreComm or any of its tax attributes or any settlement or compromise of any material income tax liability or (vi) any action taken by CoreComm or any of the CoreComm subsidiaries during the period from September 2, 1998 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of Section 4.1(b).

     (g) Brokers. Other than Schneider & Company, which will be paid by CoreComm, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CoreComm.

     (h) Taxes. (1) Prior to the Merger, CoreComm will be in control of Sub within the meaning of Section

368(c)(1) of the Code. Following the Merger, CoreComm has no plan or intention for Sub to issue additional shares of its stock that would result in CoreComm losing control of Sub within the meaning of Section 368(c)(1) of the Code.

          (2) The aggregate fair market value of the Merger Consideration (including any cash paid for fractional shares) will be approximately equal to the fair market value of Megsinet stock surrendered therefor. The Merger Consideration will be the sole consideration received for each such shareholder's Megsinet Capital Stock, and the Megsinet Capital Stock surrendered in exchange therefor will be the sole consideration delivered by such shareholder for the Merger Consideration, and the terms of such exchange were arrived at through arm's length negotiations.

          (3) There is no intercorporate indebtedness existing between CoreComm or any of its subsidiaries (including Sub) and Megsinet that was issued, acquired, or will be settled at a discount.

          (4) Neither  CoreComm nor Sub is an  investment  company as defined in
     Section 368(a)(2)(F) (iii) and (iv) or the Code.

          (5) Neither CoreComm nor any related person (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) has any plan or intention to redeem or, actually or in substance directly or indirectly, acquire after the date of the Merger any of the CoreComm Common Stock to be issued in the Merger. CoreComm has no stock repurchase plan in effect and has no intent to create such a plan. After the Merger, no dividends or distributions will be made to the former owners of Megsinet, other than regular, normal dividends or distributions made to all holders of CoreComm Common Stock.

          (6) CoreComm has no plan or intention to liquidate Sub, to merge Sub with and into any other corporation, to sell or otherwise dispose of the stock of Sub or to cause Sub to sell or otherwise dispose of any assets of Megsinet acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code, in which latter case the foregoing representations shall be deemed to apply to any transferee. Following the Merger, CoreComm will not take any action that would cause Sub to fail the Substantially All Test.

          (7) Following the Merger, CoreComm will continue the historic business of Megsinet or use a significant portion of Megsinet's business assets in a business.

          (8) The payment of cash in lieu of fractional shares of CoreComm Common Stock is solely for the purpose of avoiding the expense and inconvenience to CoreComm of issuing fractional shares of CoreComm Common Stock and does not represent separately bargained-for consideration. The total cash consideration to be paid in the Merger in lieu of fractional shares of CoreComm Capital Stock will not exceed 1% of the total consideration in the Merger.

          (9) (a) none of the compensation received (or to be received) by any shareholder of Megsinet will be separate consideration for, or allocable to, any of his Megsinet Capital Stock; (b) none of the CoreComm Common Stock received by any shareholder of Megsinet pursuant to the Merger will be separate consideration for, or allocable to, any employment, services or noncompetition agreement or arrangement; and (c) the compensation paid to any shareholder of Megsinet who provides services to Megsinet will be commensurate with amounts that would be paid to a third party bargaining at arm's length for similar services.

          (10) Except as otherwise specifically set forth herein, Megsinet, Sub, CoreComm and the shareholders of Megsinet will each pay their respective expenses, if any, incurred in connection with the Merger and the transactions related thereto.

          (11) Prior to the Effective Time, CoreComm will be in control of Sub within the meaning of Section 368(c) of the Code. No Sub capital stock will be issued in the Merger. At no time prior to the Merger will has, or will Sub have had, assets (other than nominal assets contributed upon the formation of Sub, which assets will have been held by Sub following the Merger) or conducted any business activities or operations.

          (12) CoreComm has plan or intention to issue additional Sub stock (or securities, options, warrants or instruments giving the holder the right to Sub stock) that would (or if exercised would) result in CoreComm owning less than an amount of stock constituting control under Section 368(c) of the Code.

          (13) Neither CoreComm nor any of its subsidiaries (including Sub), nor any entity in which CoreComm owns an equity interest, owns any stock of Megsinet.

          (14) Except as expressly provided herein, neither CoreComm nor any affiliate of CoreComm has any plan or intention of taking any action prior to, at or after the Effective Time that is contrary to any of representations of this Section 3.2(h).


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1 Conduct of Business. Except as set forth in Section 4.1(a) of the Megsinet Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by CoreComm in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Megsinet shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent there-with, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Megsinet shall not, and shall not permit any of its subsidiaries to:

          (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Megsinet to its parent, or by a subsidiary that is partially owned by Megsinet or any of its subsidiaries, provided that Megsinet or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Megsinet Common Stock upon conversion of Megsinet Convertible Securities or upon the exercise of Megsinet Stock Options, in each case, outstanding as of the date hereof in accordance with their present terms, or (z) purchase, redeem or otherwise acquire any shares of capital stock of Megsinet or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Megsinet Common Stock upon conversion of Megsinet Convertible Securities in accordance with their present terms at the option of the holders thereof, and (y) the issuance of Megsinet Common Stock upon the exercise of Megsinet Stock Options, in each case, outstanding as of the date hereof in accordance with their present terms);

          (iii) amend its articles of organization, by-laws or other comparable organizational documents;

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person;

          (v) acquire or agree to acquire any assets with a value greater than $20,000;

          (vi) take any action to expand the states in which any of its businesses currently operate, other than pursuant to public announcements made prior to the date hereof or as may be required under agreements entered into prior to the date hereof;

          (vii) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;

          (viii) take any action that would cause the representations and warranties set forth in Section 3.1(f) (with each reference therein to "ordinary course of business" being deemed for purposes of this Section 4.1(a)(vi) to be immediately followed by "consistent with past practice") to no longer be true and correct;

          (ix) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money;

          (x) other than for normal merit increases and for payment of any previously disclosed year-end bonus, increase the benefits or compensation of, or pay any bonus to, any employee of Megsinet, agree to do any of the foregoing, or amend or enter into any other agreement or arrangement with respect to employment or compensation or agreement with respect to consultants; or

          (xi) authorize, or commit or agree to take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.1(a) (other than clause (iii)) shall not apply to any transaction between Megsinet and any wholly owned subsidiary or between any wholly owned subsidiaries of Megsinet.

     (b) Other Actions. Except as required by law, Megsinet and CoreComm shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in
(i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

     (c) Advice of Changes. Megsinet and CoreComm shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and
(iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

     SECTION 4.2 No Solicitation by Megsinet. (a) Megsinet shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Megsinet Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Megsinet Takeover Proposal. For purposes of this Agreement, "Megsinet Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 10% or more of the net revenues, net income or the assets of Megsinet and its subsidiaries, taken as a whole, or 10% or any equity securities of Megsinet, any tender offer or exchange offer that if consummated would result in any person beneficially owning any equity securities of Megsinet, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Megsinet (or any Megsinet subsidiary whose business constitutes 10% or more of the net revenues, net income or the assets of Megsinet and its subsidiaries, taken as whole) or the Megsinet Common Stock, other than the transactions contemplated by this Agreement.

     (b) Neither the Board of Directors of Megsinet nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to CoreComm, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Megsinet Takeover

Proposal, or (iii) cause Megsinet to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Megsinet Acquisition Agreement") related to any Megsinet Takeover Proposal. Notwithstanding the foregoing, nothing shall prohibit Megsinet from entering into an agreement for the sale of the Pequot Preferred to Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc. (collectively "Pequot" and any such agreement a "Pequot Transaction") provided such agreement complies with the requirements of Section 5.16.

     (c) In addition to the obligations of Megsinet set forth in paragraphs (a) and (b) of this Section 4.2, Megsinet shall immediately advise CoreComm orally and in writing of any request for information or of any Megsinet Takeover Proposal, the material terms and conditions of such request or Megsinet Takeover Proposal and the identity of the person making such request or Megsinet Takeover Proposal. Megsinet will keep CoreComm reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Megsinet Takeover Proposal.

     SECTION 4.3 Cooperation. CoreComm shall have the right to have its designated representatives, as provided to Megsinet from time to time, (the "Designated Purchaser Representatives") present within normal business hours and without material disruption to the business of Megsinet for consultation at Megsinet's principal offices from the date hereof until the Closing Date. Such Designated Purchaser Representatives shall have the right to review and become familiar with the conduct of the business of Megsinet and shall be available to be consulted and shall have authority on behalf of CoreComm in regard to consultation in regard to Material Decisions (as defined below in this Section 4.3). CoreComm shall take all reasonable actions necessary to ensure that its Designated Purchaser Representatives will be readily available during normal business hours. Without notice to and consultation with the Designated Purchaser Representatives, Megsinet shall not take any action involving any Material Decision. "Material Decision" shall mean, for purposes of this Agreement, any of the following to the extent the same may affect the assets, the obliga-
tions or the business of Megsinet following the date hereof: (i) any entering into, termination or material amendment of, or waiver of any Megsinet's rights in respect of, any Megsinet Material Contracts; (ii) any purchase order in excess of $20,000 in any instance to be delivered, or the payment for which shall become due, after the Closing Date; (iii) the acceptance of any material customer contract that deviates from the terms and conditions of current pricing policies; (iv) any action to respond to any material customer or regulatory complaint outside of the ordinary course of business; (v) any general communication with customers related to the business or to the Merger; or (vi) a material change in pricing, promotional, marketing or any other decision that would affect any Megsinet's customary profit margins.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     SECTION 5.1 Megsinet Stockholders Meeting.

          (i) Megsinet shall as promptly as practicable duly call, give notice of, convene and hold a meeting of its stockholders (the "Megsinet Stockholders Meeting") in accordance with the IBCA, and applicable federal securities laws, for the purpose of obtaining the Megsinet Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. At the Megsinet Stockholders Meeting, Megsinet shall recommend to its stockholders the approval and adoption of an amendment to Megsinet's Articles of Incorporation providing for the Reduced Vote. Such amendment shall be presented and entered into in such a manner so as to be effective prior to obtaining the Megsinet Stockholders Approval. Without limiting the generality of the foregoing, Megsinet agrees that its obligations pursuant to the first sentence of this
     Section 5.1 shall not be affected by the commencement, proposal, disclosure or communication to Megsinet of any Megsinet Takeover Proposal.

          (ii) If necessary to satisfy the representation supplied in Section 3.1(j)(iv), a stockholder vote satisfying the requirements of Section 280G(b)(5)(B) of the Code and Prop. Treas. Reg. Section 1.280G-1(Q&A-7) shall be conducted.

     SECTION 5.2 Access to Information; Confidentiality. (a) Subject to the provisions of Section 5.2(b) (the "Confidentiality Agreement"), and subject to restrictions contained in confidentiality agreements to which such party is subject (which such party will use its best efforts to have waived) and applicable law, each of Megsinet and CoreComm shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Megsinet and CoreComm shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 5.2 shall affect any representation or warranty given by the other party hereto. Each of Megsinet and CoreComm will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

     (b) Each of Megsinet and CoreComm shall, and shall cause each of its respective subsidiaries to, agree not to use one another's Evaluation Material for any purpose other than in connection with this Agreement and the provisions herein. Except as may otherwise be re quired under applicable law, the Evaluation Material of each party shall remain confidential and shall not be disclosed to any other party other than such party's representatives for the purpose of fulfilling the provi-sions contained in this agreement. Each party shall use its best efforts to ensure that it is not obligated to disclose any of the other party's Evaluation Material for any purpose.

     "Evaluation Material" shall mean, with respect to each party, any information which is non-public, confidential or proprietary in nature and which has been made available to the other party (or any of its subsidiaries) in connection with the signing of this Agreement and the transactions contemplated hereby.

     SECTION 5.3 Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and
(iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     (b) In connection with and without limiting the foregoing, Megsinet and CoreComm shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

     SECTION 5.4 Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of Megsinet (or, if appropriate, a committee of the Megsinet Board of Directors) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding Megsinet Stock Options, whether vested or unvested, as necessary to provide that, at the Effective Time, each Megsinet Stock Option outstanding immediately prior to the Effective Time shall be adjusted and thereafter represent an option to acquire, on the same terms and conditions as were applicable under such Megsinet Stock Option, the same number of shares of CoreComm Common Stock as the holder of such Megsinet Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Megsinet Stock Option in full immediately prior to the Effective Time, with any fractional shares of CoreComm Common Stock resulting from such calculation being rounded down to the nearest whole share, at a price per share of CoreComm Common Stock equal to (A) the aggregate exercise price for the shares of Megsinet Common Stock otherwise purchasable pursuant to such Megsinet Employee Stock Option divided by (B) the aggregate number of shares of CoreComm Common Stock deemed purchasable pursuant to such Megsinet Employee Stock Option, rounding the exercise price thus determined down to the nearest whole cent (each, as so adjusted, an "Adjusted Option"); and

          (ii) take such other actions relating to the Megsinet Stock Plan as Megsinet and CoreComm may agree are appropriate to give effect to the Merger, including as provided in Section 5.7.

     (b) As soon as practicable after the Effective Time, CoreComm shall deliver to the holders of Megsinet Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the Megsinet Stock Plan and the agreements evidencing the grants of such Megsinet Stock Options and that such Megsinet Stock Options and agreements shall be assumed by CoreComm and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.6 after giving effect to the Merger).

     (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to CoreComm, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the Megsinet Stock Plan.

     (d) Except as otherwise contemplated by this Section 5.5 and notwithstanding any terms of the Megsinet Stock Options to the contrary, all restrictions or limitations on transfer and vesting with respect to Megsinet Stock Options awarded under the Megsinet Stock Plan or any other plan, program or arrangement of Megsinet or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by CoreComm as set forth above. Prior to the Effective Time, Megsinet shall obtain, in a form reasonably acceptable to CoreComm, the consent of each holder of a Megsinet Stock Option to the treatment set forth in this
Section 5.4, including, without limitation, a waiver by each such optionee of any provision of any Megsinet Stock Option or any related agreement (including any employment agreement) which would otherwise result in any lapse of restrictions or acceleration of vesting or exercisability upon the signing of this Agreement, the consummation of the transactions contemplated hereby, or any other related event.

     SECTION 5.5 Megsinet Stock Plan and Certain Employee Matters. (a) At the Effective Time, by virtue of the Merger, each outstanding and unexercised Megsinet Stock Option shall be assumed by CoreComm, with the result that all obligations of Megsinet under such Megsinet Stock Options shall be obligations of CoreComm following the Effective Time. Prior to the Effective Time, CoreComm shall take all necessary actions (including, if required to comply with Section 162(m) or 422 of the Code (and the regulations thereunder) or applicable law or rule of the NASDAQ, obtaining the approval of its stockholders at the next regularly scheduled CoreComm stockholders meeting) for the assumption of the Megsinet Stock Plan, including the reservation, issuance and authorization of CoreComm Common Stock in a number at least equal to (x) the number of shares of CoreComm Common Stock that will be subject to Adjusted Options and (y) the product of the Exchange Ratio and the number of shares of Megsinet Common Stock available for future awards under the Megsinet Stock Plan immediately prior to the Effective Time. If necessary, CoreComm shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of CoreComm Common Stock determined in accordance with the preceding sentence. A valid registration statement shall be kept effective at least for so long as Adjusted Options remain outstanding and until such time as the shares of CoreComm Common Stock subject to such Adjusted Options are no longer subject to resale restrictions under the Securities Act.

     (b) Following the Effective Time, CoreComm will honor all obligations of Megsinet or its subsidiaries under the employment agreements in effect as of the effective date of each such agreement, between Megsinet and each of Michael Henry, Brian Clark and Scott Widham (the "Retained Executives"). However, the titles and duties of these individuals may vary from those set forth in each of their respective agreements, and Megsinet shall, prior to the Effective Time, obtain agreements from the Retained Executives that such changes will not constitute "Good Reason" as defined in the applicable employment agreements. In addition, as soon as practicable after the date hereof but at least 14 business days prior to the Closing Date, the Significant Stockholders and CoreComm will agree to an amendment to each Significant Stockholder's employment agreement providing for, customary "non-compete" provisions and customary "no solicitation" provisions, each with a duration of 5 years. CoreComm and each of the Significant Stockholders shall negotiate the precise terms of such amendments in good faith, subject to the above general provisions. Other than as specified in this Section 5.5(b), CoreComm does not intend to seek material amendments to the Retained Executive's employment agreements.

     SECTION 5.6 Fees and Expenses. Except as provided for in Section 3.1(p), all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     SECTION 5.7 Public Announcements. CoreComm shall issue a press release regarding this Agreement and the transactions contemplated hereby at such time as CoreComm deems appropriate and in order to comply with applicable law. Megsinet agrees not to make any public announcement regarding this Agreement or the transactions contemplated hereby without prior consent from CoreComm.

     SECTION 5.8 NASDAQ Quotation. CoreComm shall use best efforts to cause the CoreComm Common Stock issuable under Article II and upon exercise of Adjusted Options pursuant to Section 5.6 to be approved for quotation on the NASDAQ, subject to official notice of issuance, within 12 months from the Effective Time.

     SECTION 5.9 Conveyance Taxes. CoreComm and Megsinet shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. CoreComm and Megsinet shall each pay their own such taxes and fees.

     SECTION 5.10 Proxy/Prospectus; Registration Statement.

     (a) As promptly as practical after the execution of this Agreement, Megsinet and CoreComm shall prepare and CoreComm shall file with the SEC the Registration Statement and the Proxy/Prospectus to be included therein as a prospectus. Megsinet and CoreComm shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. The Proxy/Prospectus shall include the recommendation of the Board of Directors of Megsinet in favor of the Agreement. Megsinet shall furnish CoreComm with all information concerning Megsinet and the holders of its capital stock and shall take such other action as CoreComm may reasonably request in connection with the Registration Statement and the issuance of the shares of CoreComm Common Stock. If at any time prior to the Effective Time any event or circumstance relating to Megsinet, CoreComm or any of their respective Subsidiaries, affiliates, officers or directors should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or Proxy/Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof. Megsinet shall make available to CoreComm as soon as practicable after the date hereof audited financial statements for Megsinet for 1998, and, if necessary, for 1997, each for inclusion in the Registration Statement and each in conformity with SEC rules and regulations.

     (b) Megsinet and CoreComm shall make any necessary filings with respect to the Merger under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder and CoreComm shall use its reasonable best efforts to take any action required to be taken under state securities or "blue sky" laws in connection with the issuance of the shares of CoreComm Common Stock in accordance with the provisions of this Agreement.

     SECTION 5.11 Ascend Warrant. Prior to the Effective Time, Megsinet will amend the terms of the outstanding warrant issued to Ascend Communications, Inc. (the "Ascend Warrant") such that Ascend will receive, upon the consummation of the Merger, in exchange for its existing warrant, a warrant to purchase shares of CoreComm Common Stock in which the exercise price and number of shares shall be equitably determined to reflect the original terms of the Ascend Warrant. The form of the amendment to the Ascend Warrant to be presented to Ascend by Megsinet is attached hereto in Annex A.

     SECTION 5.12 Pequot Warrant. Prior to the Effective Time, Megsinet will ensure that or amend the terms of any warrant issued to Pequot (the "Pequot Warrant"), such that (i) the Pequot Warrant shall be cancelled on or before the Effective Time; (ii) Pequot will receive in exchange for such cancellation 35,000 shares of CoreComm Common Stock to be delivered to Pequot directly by CoreComm which shares shall not be included in the Allocation Schedule or be deemed part of the Stock Payment; and (iii)Pequot shall sign the Stockholders Agreement contemplated by Section 5.17. The shares of CoreComm Common Stock to be issued to Pequot pursuant to this section shall be included in the Registration Statement and shall be issued only after the Registration Statement has been declared effective.

     SECTION 5.13 Allocation Schedule. As soon as practicable, Megsinet shall deliver to CoreComm and to the Exchange Agent the Allocation Schedule. Megsinet will take sole responsibility for producing such schedule. Other than for dissenting shares, shares issued pursuant to Section 5.13, and fractional shares or cash in lieu of fractional shares, the amount of Cash Consideration allocated to Megsinet shareholders on the Allocation Schedule shall be equal to the Cash Payment (as defined in Section 2.2(a)) and the Stock Consideration allocated to Megsinet shareholders on the Allocation Schedule shall be equal to the Stock Payment (as defined in Section 2.2(a)).

     SECTION 5.14 Cisco Loan. CoreComm will, on or before the Effective time use its best efforts to cause the release of the security interest held by Cisco in

Megsinet Common Stock owned by Michael Henry, on terms acceptable to Cisco.

     SECTION 5.15 Cisco and Ascend Credit Facilities. As soon as practicable after the date hereof, but in no event later than seven days prior to the Closing Date, Megsinet and the Significant Stockholders shall take all actions necessary to amend each of (i) the letter agreement from Cisco Systems Capital Corporation, dated as of September 29, 1998, and (ii) the Secured Promissory
Note issued to Ascend Communications, Inc., dated as of August 27, 1998, such that each covenant (either affirmative or negative) set forth in such agreements is satisfactory to CoreComm in its good faith business judgment. Forms of such amendments are attached hereto in Annex A.

     SECTION 5.16 Pequot Agreement. Megsinet will amend the terms of any and all outstanding agreements and other instruments between Megsinet and Pequot, including, but not limited to, the Pequot Preferred and the Pequot Warrants, or ensure that in any agreement to be entered into, Pequot will not have any rights superior or in addition to the other holders of Megsinet Common Stock, and all covenants, representations, warranties, indemnifications and all other provisions that survive the closing of the Pequot Transaction shall be terminated and not survive the closing of the Merger. In no event will the number of shares of Megsinet Common Stock into which the Pequot Preferred can convert exceed 2 million.

     SECTION 5.17 Stockholders Agreement. Prior to the closing, Megsinet shall obtain the signatures of each holder of Megsinet Capital Stock that will receive shares of CoreComm Common Stock pursuant to this Agreement, on a stockholders agreement (the "Stockholders Agreement") providing that each such stockholder shall not sell, transfer or otherwise dispose of any such shares of CoreComm Common Stock for a period of 12 months from the Effective Time.

     SECTION 5.18 NASDAQ Listing. CoreComm shall use its reasonable best efforts to have authorized for listing on the NASDAQ National Market, upon official notice of issuance, the shares of CoreComm Common Stock to be issued pursuant to Article II or Adjusted Options, within 12 months from the Effective Time.

     SECTION 5.19 GMV Network LLC. As soon as practicable following the date hereof, but in no event later than seven days prior to the Closing Date, each of Megsinet and the Significant Stockholders shall divest any interest he or it owns, whether directly or indirectly, in GMV Network, LLC.

     SECTION 5.20 Interested Contracts. As soon as practicable following the date hereof, but in no event later than seven days prior to the Closing Date, Megsinet and the Significant Stockholders shall take all actions necessary to amend the terms of any agreement or other instrument between Megsinet and Capital Internet, L.L.C. or any other entity controlled by any Megsinet officer or director or shareholder (including such persons) such that the terms of any such agreements or instruments are revised, to the satisfaction of CoreComm, to eliminate any conflict of interest or preferential treatment that might create a conflict of interest.

     SECTION 5.21 Personal Loans. As soon as practicable following the date hereof, but in no event later than seven days prior to the Closing Date, Megsinet and the Significant Stockholders shall take all actions necessary to, and shall obtain full repayment of, any personal loans made by Megsinet to any individuals, including, but not limited to, the parents of Michael Henry.

     SECTION 5.22 Michael S. Nelson. Megsinet shall have, on or before the Closing Date, taken all steps to resolve in its favor any claim, whether threatened or pending, brought by Michael S. Nelson. The Significant Stockholders agree that they will indemnify CoreComm for any breach of this
Section 5.22 or any claim brought by Michael S. Nelson regarding Megsinet Common Stock pursuant to the terms of Article VIII herein and that for purposes of this
Section 5.22 and any claim brought by Michael Nelson, the Minimum, as otherwise defined in Article VIII, shall be $100,000.

     SECTION 5.23 Ameritech Interconnection. Megsinet shall use its best efforts to (i) maintain the Interconnection Agreement, dated as of October 28, 1996, between Megsinet and Ameritech Information Industry Services (the "Ameritech Agreement") on terms and conditions no less favorable than those in the Ameritech Agreement as it exists on the date hereof; and (ii) obtain actual physical interconnection as promptly as practicable with the facilities of Ameritech Corporation in its Chicago, Illinois facilities under the terms of the Ameritech Agreement or otherwise.

     SECTION 5.24 Alternative Financing. In the event that the Pequot Transaction does not occur, CoreComm will, at its sole election, provide a loan to Megsinet in exchange for a Convertible Promissory Note, in a form mutually agreed upon by the parties, which will provide for, among other things, the right of CoreComm to convert such note into at least 4.5 million shares of Megsinet Common Stock for total consideration consistent with this Agreement.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Megsinet Stockholder Approval. The Megsinet Stockholder Approval shall have been obtained, and no stockholder of Megsinet shall have demanded appraisal under the IBCA.

     (b) HSR Act. The HSR Act shall not be applicable to the Merger or, if applicable, any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     (c) Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.3 and filings pursuant to the HSR Act (which are addressed in Section 6.1(b)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Megsinet, CoreComm or any of their subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken (i) is reasonably expected to have a material adverse effect on the Surviving Corporation and its prospective subsidiaries, taken as a whole, or (ii) will result in a violation of any laws, shall have been obtained, all in form and substance reasonably satisfactory to Megsinet and CoreComm.

     (d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect
(i) preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a material adverse effect on Megsinet or CoreComm, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

     (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     SECTION 6.2 Conditions to Obligations of CoreComm and Sub. The obligations of CoreComm and Sub to effect the Merger are further subject to satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Megsinet set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limita-tion as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Megsinet.

     (b) Performance of Obligations of Megsinet. Megsinet shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Megsinet.

     (d) Megsinet Stock Options. As of the Effective Time, the Megsinet Employee Stock Options shall have been amended pursuant to Section 5.4(a).

     (e) Megsinet Warrants. As of the Effective Time, the terms of the Ascend Warrant and the Pequot Warrants shall have been amended pursuant to Section 5.12 and 5.13 respectively.

     (f) Tax Opinion. CoreComm shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom Illinois, special tax counsel to CoreComm, in form and substance reasonably satisfactory to CoreComm, dated as of the Effective Time, substantially to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, (A) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (B) CoreComm, Sub, and Megsinet will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering the opinion described in the preceding sentence, such counsel may require and rely upon representations contained in certificates or other writings delivered by CoreComm, Sub, Megsinet, or shareholders of Megsinet.

     (g) Megsinet Opinion. CoreComm shall have received an opinion from Amy Gross, Esq. in form and substance reasonably satisfactory to CoreComm, dated as of the Effective Time, substantially to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, that: (i) Megsinet and its subsidiaries have all necessary Megsinet Permits (as defined in Section 3.1(g), and (ii) that the execution and the delivery of this Agreement by Megsinet, and the consummation of the transactions contemplated herein will not conflict with or result in any violation of any judgement order, decree, statute, law, ordinance, rule or regulation applicable to Megsinet or any of its subsidiaries or their respective properties or assets, other than any such conflicts or violations that individually or in the aggregate would not (x) have a material adverse effect on Megsinet or (y) reasonably be expected to impair the ability of Megsinet to perform its obligations under this Agreement.

     (h) Stockholders Agreement. Each holder of Megsinet Capital Stock that will receive shares of CoreComm Common Stock pursuant to this Agreement shall have signed the Stockholders Agreement prior to the Effective Time.

     SECTION 6.3 Conditions to Obligations of Megsinet. The obligation of Megsinet to effect the Merger is further subject to satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. The representations and warranties of CoreComm set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality," or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on CoreComm.

     (b) Performance of Obligations of CoreComm. CoreComm shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to CoreComm.

     SECTION 6.4 Frustration of Closing Conditions. Neither CoreComm nor Megsinet may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.3.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Megsinet Stockholder
Approval:

     (a) by mutual written consent of CoreComm and Megsinet;

     (b) by either CoreComm or Megsinet:

          (i) if the Merger shall not have been consummated by June 15, 1999, provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; provided, however, that this Agreement may be extended not more than 30 days by either party by written notice to the other party if the Merger shall not have been consummated as a direct result of CoreComm or Megsinet having failed to receive all regulatory approvals required to be obtained with respect to the Merger (an "Extension"). Notwithstanding anything to the contrary herein, CoreComm may extend this Agreement for up to three months following June 15, 1999 or any existing Extension.

          (ii) if the Megsinet Stockholder Approval shall not have been obtained at a Megsinet Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

          (iii) if any Restraint having any of the effects set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have used best efforts to prevent the entry of and to remove such Restraint;

     (c) by CoreComm, if Megsinet shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or
(b), and (B) is incapable of being cured by Megsinet or is not cured within 45 days of written notice thereof.

     (d) by Megsinet, if CoreComm shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or
(b), and (B) is incapable of being cured by CoreComm or is not cured within 45 days of written notice thereof.

     SECTION 7.2 Effect of Termination. In the event of termination of this Agreement by either Megsinet or CoreComm as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CoreComm or Megsinet, other than the provisions of
Section 3.1(n), Section 3.2(g), the last sentence of Section 5.2, Section 5.7, this Section 7.2 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement. If this Agreement is terminated by CoreComm pursuant to Section 7.1(b)(ii), Megsinet shall pay to CoreComm a termination fee of $1.5 million, within two business days from the date of such termination.

     SECTION 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Megsinet Stockholder Approval provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of Megsinet without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require, in the case of CoreComm or Megsinet, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 Survival and Indemnification.

     (a) Survival

          (i) The representations and warranties of Megsinet and the Significant Stockholders contained in this Agreement shall survive the Closing for a period of one year and shall terminate and be of no further force or effect as of the date one year after the Effective Time.

          (ii) The respective covenants and agreements of Megsinet and the Significant Stockholders contained in this Agreement shall survive the Closing and shall be fully effective and enforceable for the periods therein indicated or where not indicated, forever.

          (iii)  CoreComm  shall not be  entitled to any  indemnification  under
     Section 8.1(b), with respect to any breach of a representation or warranty, covenant or agreement after the termination thereof pursuant to Sections 8.1(a) (i) or (ii), except for claims previously asserted pursuant to
     Section 8.1(c).

     (b) Indemnification by the Significant Stockholders.

          (i) The Significant Stockholders shall, jointly and severally, indemnify CoreComm and its affiliates and their respective officers, directors, employees and agents against and hold them harmless from any loss, liability, damage, demand, claim, cost, suit, action or cause of action, judgment, award, assessment, interest, penalty or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' and consultants' fees) (any of the foregoing being hereinafter referred to individually as a "Loss" and


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     collectively,  as  "Losses")  suffered or  incurred  by CoreComm  for or on account of or arising from or in connection with (i) any breach of any representation or warranty of Megsinet contained in this Agreement or (ii) any breach of any covenant or agreement of Megsinet contained in this Agreement.

          (ii) No indemnification for any Loss shall be made by the Significant Stockholders pursuant to Section 8.1(b)(i) until the aggregate amount of all Losses suffered or incurred by CoreComm or any of its affiliates or their respective officers, directors, employees or agents first exceeds $350,000 (the "Minimum"), in which event the Significant Stockholders shall be liable for the aggregate amount of such Losses, which amount shall not include the Minimum; provided, however, that the Maximum amount for which any individual Significant Stockholder shall be liable shall be the amount of Merger Consideration received by each such Significant Stockholder pursuant to Article II, including any cash in lieu of fractional shares. Such limitation shall not effect the joint and several nature of this indemnification and shall be applied individually, not jointly.

          (iii) Signing of this Agreement by the Significant Stockholders shall constitute such stockholders' express assumption of their respective obligations pursuant to this Article VIII.

     (c) Procedures Relating to Indemnification.

          (i) CoreComm shall give prompt written notice to the Significant Stockholders (the "Indemnifying Party") of any Loss in respect of which such Indemnifying Party has a duty to indemnify CoreComm under Section 8.1(b) (a "Claim"), specifying in reasonable detail the nature of the Loss for which indemnification is sought, the section or sections of this Agreement to which the Claim relates and the amount of the Loss involved (or, if not then determinable, a reasonable good faith estimate of the amount of the Loss involved), except that any delay


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     or failure so to notify  the  Indemnifying  Party  shall only  relieve  the
     Indemnifying Party of its obligations hereunder to the extent, if at all, that it is prejudiced by reason of such delay or failure.

          (ii) If a Claim results from any claim, suit, action or cause of action brought or asserted by a third party (a "Third Party Claim"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to CoreComm and the payment of all expenses. CoreComm shall have the right to employ separate counsel in such Third Party Claim and participate in such defense thereof, but the fees and expenses of such counsel shall be at the expense of CoreComm. If the Indemnifying Party fails to assume the defense of any Third Party Claim within 10 days after notice thereof, CoreComm shall have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Third Party Claim with counsel reasonably satisfactory to CoreComm at any time prior to the compromise, settlement or final determination thereof Anything in this
     Section 8.1(c) to the contrary notwithstanding, the Indemnifying Party shall not, without CoreComm's prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim which would have an adverse effect on CoreComm. The Indemnifying Party may, without CoreComm's prior written consent, compromise or settle any such Third Party Claim or consent to entry of any judgment with respect to any Third Party Claim which requires solely money damages paid by the Indemnifying Party, and which includes as an unconditional term thereof the release by the claimant or the plaintiff of CoreComm from all liability in respect of such Third Party Claim.

          (iii) With respect to any Claim other than a Third Party Claim, the Indemnifying Party shall have ten days from receipt of notice from


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     CoreComm of such Claim within which to respond thereto. If the Indemnifying
     Party does not respond within such ten-day period, the Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such Claim. If the Indemnifying Party notifies CoreComm within such ten-day period that it rejects such Claim in whole or in part, CoreComm shall be free to pursue such remedies as may be available to CoreComm under applicable law.

     SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to CoreComm or Sub, to:

     CoreComm Limited
     110 East 59th Street
     New York, New York  10022
     Facsimile No. (212) 752-1157
     Attention:  Jeffrey G. Wyman, Esq.

     with a copy to:


     Skadden, Arps, Slate, Meagher & Flom LLP
     919 Third Avenue
     New York, New York 10022
     Facsimile No.:  (212) 735-2000
     Attention:  Thomas H. Kennedy, Esq.

     (b) if to Megsinet, to

     Megsinet, Inc.
     225 West Ohio Street Suite 200
     Chicago, Illinois  60610
     Attention:  Michael Henry


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     with a copy to:

     Gallop, Johnson & Neuman L.C.
     Interco Corporate Tower
     101 South Hanley
     St. Louis, Missouri  63105
     Attention:  Douglas J. Bates, Esq.

     SECTION 8.3 Definitions. For purposes of this Agreement:

     (a) except for purposes of Section 5.11, an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

     (b) "material adverse change" or "material adverse effect" means, when used in connection with Megsinet or CoreComm, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole; and the terms "material" and "materially" have correlative meanings;

     (c)  "person"  means  an  individual,  corporation,   partnership,  limited
liability   company,   joint   venture,   association,   trust,   unincorporated
organization or other entity;

     (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity inter-


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ests of which) is owned directly or indirectly by such first person; and

     (e) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers or senior management of such person's operating divisions and segments, in each case after reasonable inquiry.

     (f) The "Significant Stockholders" are Michael Henry, Brian L. Clark and Scott R. Widham and have signed this Agreement.

     SECTION 8.4 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.


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

     SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.6 and Section 5.8, are not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.9 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court, in either case in the County of New York, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,


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


and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court, in either case in the County of New York.

     SECTION 8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an accept able manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.


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


     IN WITNESS WHEREOF, CoreComm, Sub and Megsinet have caused this Agreement to be signed by their respec tive officers thereunto duly authorized, all as of the date first written above.


                                    CORECOMM LIMITED


                                    By:  /s/ J. Barclay Knapp
                                       --------------------------------------
                                       Title:  Chief Executive Officer


                                    CORECOMM ACQUISITION SUB, INC.


                                    By:  /s/ J. Barclay Knapp
                                       --------------------------------------
                                       Title:  Chief Executive Officer


                                    MEGSINET INC.


                                    By:  /s/ Michael Henry
                                       --------------------------------------
                                       Title:  Chief Executive Officer


                                    Michael Henry


                                    /s/ Michael Henry
                                    -----------------------------------------


                                    Brian L. Clark


                                    /s/ Brian L. Clark
                                    -----------------------------------------


                                    Scott R. Widham


                                    /s/ Scott R. Widham
                                    -----------------------------------------


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